Exhibit 107.1

FORM SF-3

CALCULATION OF FILING FEE TABLES

SF-3

(Form Type)

Ally Auto Assets LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(4)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)(1)	(1)	100%	(1)	(1)	$0 (1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset -Backed Securities	Asset -Backed Notes	415(a)(6)(2)	$11,376,681,311.93	100%	$11,376,681,311.93			SF-3	333- 262894	March 30, 2022	$1,105,485.20

	Total Offering Amounts(4)					$14,857,853,748.25		$0

	Total Fees Previously Paid							$0

	Total Fee Offsets							$532,967.50

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)(3)

Fee Offset Claims	Ally Auto Assets LLC	SF-3	333-___	March [ ], 2025		$532,967.50	Asset-Backed Securities	Asset-Backed Notes	$3,481,172,436.32	$3,481,172,436.32

Fee Offset Sources	Ally Auto Assets LLC	SF-3	333-262894	February 22, 2022							$532,967.50

(1)

An unspecified additional amount of Asset-Backed Securities is being registered as may from time to time be offered at unspecified prices after the Registrant sells all of the unsold Asset-Backed Securities referred to in clauses (2) and (3) below. The Registrant is deferring payment of all of the registration fees for such additional Asset-Backed Securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act of 1933.

(2)

On February 22, 2022, the Registrant previously filed a Registration Statement on Form SF-3 (Registration No. 333-262894) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which was declared effective on March 30, 2022. As of the date of filing of this Registration Statement, there are $11,376,681,311.93 of unsold Asset-Backed Securities under the Prior Registration Statement. The Registrant previously paid filing fees of $1,105,485.20 in connection with such unsold Asset-Backed Securities. Pursuant to Rule 415(a)(6) of the Securities Act, the Registrant includes in this Registration Statement such $11,376,681,311.93 of unsold Asset-Backed Securities.

(3)

The Registrant is registering an additional $3,481,172,436.325of Asset-Backed Securities under this Registration Statement. The entire registration fee for these additional Asset-Backed Securities is being offset pursuant to Rule 457(p) of the Securities Act, by registration fees paid in connection with the $3,481,172,436.32 of unsold Asset-Backed Securities from the Prior Registration Statement. The Registrant previously paid registration fees of $532,967.50 for such unsold Asset-Backed Securities. The Registrant has completed any offering that included the unsold Asset-Backed Securities thereunder. The $532,967.50 registration fees paid in connection with the Prior Registration Statement were originally paid by Residential Asset Securities Corporation on March 30, 2006 contemporaneously with the filing of Amendment No. 3 to Form S-3 Registration Statement with Registration Number 333-131209.

(4)

The aggregate amount of Asset-Backed Securities registered under this Registration Statement is $14,857,853,748.25, which is the sum of (a) the amount of unsold Asset-Backed Securities referred to in Table 1 above and (b) the amount of additional registered Asset-Backed Securities referred to in Table 2 above. The amount of previously paid registration fees in connection with such unsold Asset-Backed Securities referred to in clause (a) is $1,105,485.20. The amount of registration fees in connection with the registration of additional Asset-Backed securities referred to in clause (b) is $532,967.50. The aggregate amount of registration fees is $1,638,452.70.